Exhibit 99.6

LIMITED STOCK APPRECIATION RIGHT

GRANT AGREEMENT

THIS AGREEMENT, made effective this xx day of xxx , xxxx , by and between MGI PHARMA, INC., a Minnesota corporation (the “Company”), and xxxxxxxxxxxxxxxxxxx. (the “Employee”).

Pursuant to its 1997 Stock Incentive Plan (the “Plan”), the Company has, on or prior to the effective date hereof, granted to Employee an option (the “Related Option”) to purchase xxxxx shares of Company Common Stock at an option price of $xx per share, all subject to the limitations, terms and conditions set forth in an agreement, dated xxxxxxxx, between the Company and Employee, as amended (the “Related Option Agreement”).

The Company, pursuant to the Plan, wishes to grant Employee a limited stock appreciation right (“Limited Right”) with respect to some or all of the Related Option.

Accordingly, in consideration of the agreements hereinafter set forth, the parties hereto agree as follows:

1. Grant of Limited Right

The Company hereby grants to the Employee a Limited Right with respect to 158,312 of the shares covered by the Related Option. Such Limited Right shall constitute the right to receive from the Company, upon exercise of the Limited Right in accordance herewith, a cash amount equal to whichever of the following is applicable:

(a) In the case of an exercise of the Limited Right by reason of the occurrence of an Acquisition Date (as defined in Section 3 hereof), an amount equal to the Acquisition Spread (as defined in Section 3 hereof); and

(b) In the case of an exercise of the Limited Right by reason of the occurrence of a Transaction Date (as defined in Section 3 hereof), an amount equal to the Transaction Spread (as defined in Section 3 hereof).

Subject to Section 4 hereof, the Company shall pay Employee amounts due upon proper exercise of the Limited Right within 30 days after the date of exercise. Payment may be made by Company check or such other means as the Company and Employee shall mutually agree.

Notwithstanding the foregoing, in the case of a Limited Right granted in respect of an incentive stock option (“Incentive Stock Option”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the holder may not receive an amount in excess of such amount as will enable such option to qualify as an Incentive Stock Option.

2. Terms and Exercise

(a) The Limited Right may be exercised only during the 30 day period beginning on an Acceleration Date (as defined in Section 3 hereof). The Limited Right shall be exercisable only if, and to the extent that, the Related Option is exercisable and, in the case of a Limited Right granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the option price per share. Notwithstanding the provisions of the two immediately preceding sentences, the Limited Right may not be exercised until after the date six calendar months after the date of this Agreement. Upon exercise of the Limited Right, the Related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right was exercised. Upon the exercise or termination of the Related Option, the Limited Right shall terminate to the extent of the shares of Common Stock with respect to which the Related Option was exercised or terminated.

(b) During the lifetime of the Employee, the Limited Right shall be exercisable only by the Employee and shall not be transferable by the Employee otherwise than by will or the laws of descent and distribution.

(c) The Limited Right may be exercised only by the Employee or other proper party (as set forth in Section 2(b) hereof) by (i) giving written notice thereof to the Company in form satisfactory to the Committee prior to termination of the Limited Right, specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised and (ii) if requested by the Committee, delivering the Related Option Agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Related Option Agreement to the exercising holder.

(d) Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment or provide any benefit pursuant to this Agreement or any other agreement (including, without limitation, any stock option, stock unit, stock appreciation right, employment or severance agreement) to the extent the Company could not reasonably deduct such payment or benefit solely by operation of Section 280G of the Code or any successor provision thereto or regulations promulgated thereunder, or to the extent any holder of the Limited Right would be liable for a tax pursuant to Section 4999 of the Code or any successor provision thereto or regulations promulgated thereunder.

3. Definitions

For the purposes of this Agreement, the following terms shall have the definitions indicated below:

“Acceleration Date” shall mean either an Acquisition Date or a Transaction Date.

“Acquisition Date” shall mean (i) the date of public announcement of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule thereto) of more than 50% of the outstanding voting stock of the Company by any “person” (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than 25% but not more than 50% of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five-business-day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

“Acquisition Price Per Share” shall mean, with respect to the exercise of the Limited Right by reason of an Acquisition Date, the greatest of (i) the highest price per share of Common Stock paid in any tender or exchange offer which tender or exchange offer was in effect at any time during the 60 day period ending on the date on which such Limited Right is exercised, (ii) the highest price per share stated in the Schedule 13D (or successor filing thereto) or amendment thereto filed by the person whose acquisition of beneficial ownership gave rise to the Acquisition Date and (iii) the highest Fair Market Value per share of Common Stock on any date during the 60 day period ending on the date the Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock in an offer shall be valued in determining the Acquisition Price Per Share at the higher of (i) the valuation placed on such securities or property by the person making such offer or (ii) the valuation placed on such securities or property by the Committee.

“Acquisition Spread” shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the Option price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the committee charged with administration of the Plan by the Board as provided in the Plan.

“Fair Market Value” shall mean, with respect to the Common Stock on a given date, the fair market value of the Common Stock on such date as reasonably determined by the Committee, but not less than (i) the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on such date, if the Common Stock is then quoted on NASDAQ; (ii) the last sale price of the Common Stock as reported on the NASDAQ National Market System on such date, if the Common Stock is then quoted on the NASDAQ National Market System; or (iii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value, and in connection therewith shall take such actions and consider such factors as it deems necessary or advisable.

“Transaction Date” shall mean the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

“Transaction Price Per Share” shall mean, with respect to the exercise of the Limited Right by reason of a Transaction Date, the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock in the definitive merger agreement approval of which gave rise to the Transaction Date (if such fixed or formula price is determinable on the date on which such Limited Right is exercised), and (ii) the highest Fair Market Value per share of Common Stock on any date during the 60 day period ending on the date the Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock pursuant to any such merger agreement shall be valued in determining the Transaction Price Per Share at the higher of (i) the valuation placed on such securities or property by the person issuing such securities or distributing such property pursuant to such merger agreement or (ii) the valuation placed on such securities or property by the Committee.

“Transaction Spread” shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Transaction Price Per Share over (B) the option price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

4. Withholding of Taxes

Employee agrees that, as a condition of exercise of the Limited Right:

(a) no later than the date of exercise of the Limited Right, Employee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes to be withheld upon the exercise of the Limited Right; and

(b) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Employee, federal, state or local taxes of any kind required to be withheld upon the exercise of the Limited Right.

5. Miscellaneous

(a) The Limited Right is granted pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal office of the Company.

(b) This Agreement shall not confer on the Employee any right with respect to continuance of employment by the Company or its subsidiaries, if any, nor will it interfere in any way with the right of the Company to terminate such employment at any time.

(c) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

(d) This Agreement evidences the entire understanding and agreement of the parties hereto relative to the Limited Right. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

MGI PHARMA, INC.

By

Its	Executive Vice President & CFO	xxxxxxxxxxxxxxxxxxx.